                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2003


                                MGI PHARMA, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


         Minnesota                 0-10736                   41-1364647
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission              (I.R.S. Employer
      of incorporation)          file number)           Identification No.)



         5775 West Old Shakopee Road, Suite 100, Bloomington, MN 55437
         -------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (952) 346-4700
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

Adoption of 10b5-1 Selling Plan
-------------------------------

On February 14, 2003, Charles N. Blitzer, chairman of the board of directors and chief executive officer at MGI PHARMA, Inc., established a pre-arranged plan to sell shares of MGI PHARMA common stock in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Blitzer's plan provides that during the second quarter of 2003, up to 70,058 shares may be sold as part of Mr. Blitzer's ongoing program of financial planning and asset diversification. Mr. Blitzer currently beneficially owns, either directly or indirectly, 479,975 shares of MGI common stock. Mr. Blitzer stepped-down as president in May 2002 and intends to step-down as chief executive officer in May 2003 of MGI PHARMA.

Rule 10b5-1 permits insiders to implement a written plan to sell stock when they are not aware of material non-public information and continue to sell shares in accordance with the predetermined plan, even if they subsequently become aware of such information.

MGI PHARMA, Inc. is an oncology-focused biopharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. In the United States, MGI markets Salagen(R) Tablets (pilocarpine hydrochloride) and Hexalen(R) (altretamine) capsules and has exclusive license rights for palonosetron, a differentiated 5-HT3-receptor antagonist, currently under review for marketing approval by the U.S. Food and Drug Administration. The Company directly markets its products in the U.S. and collaborates through various alliances in international markets. For more information about MGI, please visit the company's Web site at www.mgipharma.com.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 17, 2003                    MGI PHARMA, INC.


                                     By:  /s/ William C. Brown
                                          William C. Brown
                                          Chief Financial Officer and Secretary









                                      -3-